Exhibit (e)(2)

SCHEDULE A

Dated October 8, 2026, to the
Amended and Restated Distribution Agreement dated July 9, 2014, by and between KraneShares Trust and SEI Investments Distribution Co.

Fund
KraneShares Actuator ETF
KraneShares Asia AI Technology ETF (formerly, KraneShares China AI and Technology ETF)
KraneShares Asia Pacific High Income USD Bond ETF
KraneShares Bosera MSCI China A 50 Connect Index ETF
KraneShares California Carbon Allowance Strategy ETF
KraneShares China Alpha Index ETF
KraneShares China Technology & Semiconductor STAR 50 Index ETF (formerly, KraneShares SSE STAR Market 50 Index ETF)
KraneShares CSI China Internet ETF
KraneShares Dragon Capital Growth of Vietnam Index ETF (formerly, KraneShares Dragon Capital Vietnam Growth Index ETF)
KraneShares Electric Vehicles and Future Mobility Index ETF
KraneShares Global Carbon Strategy ETF
KraneShares Global Humanoid Robotics and Physical AI Index ETF (formerly, KraneShares Global Humanoid and Embodied Intelligence Index ETF)
KraneShares Hang Seng TECH Index ETF
KraneShares Hedgeye Hedged Equity Index ETF
KraneShares High-Bandwidth Memory ETF[1]
KraneShares InspereX Nasdaq Dynamic Buffered High Income Index ETF
KraneShares InspereX S&P Intraday Edge Autocallable Index ETF[1]
KraneShares KWEB Covered Call Strategy ETF
KraneShares Man Buyout Beta Index ETF
KraneShares Mount Lucas Managed Futures Index Strategy ETF
KraneShares MSCI All China Health Care Index ETF
KraneShares MSCI China Clean Technology Index ETF
KraneShares MSCI Emerging Markets ex China Index ETF
KraneShares MSCI One Belt One Road Index ETF
KraneShares Photonic and Optical ETF (formerly, KraneShares Optical AI Infrastructure ETF)
KraneShares Public-Private AI & Technology ETF (formerly, KraneShares Artificial Intelligence and Technology ETF)
KraneShares Public-Private AI Energy Demand ETF[1]
KraneShares Public-Private Digital and Tokenized Finance ETF[1]

KraneShares Public-Private Emerging Markets Internet and Technology ETF (formerly, Emerging Markets Consumer Technology Index ETF)
KraneShares Public-Private Space and Defense Tech ETF[1]
KraneShares Public-Private TPU & Next-Gen Computing ETF[1]
KraneShares Sustainable Ultra Short Duration Index ETF
KraneShares Value Line® Dynamic Dividend Equity Index ETF
KraneShares Wahed Alternative Income Index ETF
KraneShares 90% KWEB Defined Outcome January 2027 ETF
KraneShares 100% KWEB Defined Outcome January 2027 ETF
KraneShares 2x Long BABA Daily ETF
KraneShares 2x Long BIDU Daily ETF
KraneShares 2x Long JD Daily ETF
KraneShares 2x Long MELI Daily ETF
KraneShares 2x Long PDD Daily ETF
Quadratic Deflation ETF
Quadratic Interest Rate Volatility and Inflation Hedge ETF

[1]	Effective but not operational as of the date of filing.